Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our audit report dated August 30, 2007 which is included in the Annual Report on Form 10-KSB for the year ended May 31, 2007 of Douglas Lake Minerals Inc. in the Company's Registration Statement on Form S-8 pertaining to the 2007 Stock Incentive Plan.

/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

October 5, 2007